As filed with the Securities and Exchange Commission on January 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Driven Brands Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-3595252
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

440 S. Church Street, Suite 700

Charlotte, NC 28202

(Address, including zip code, of registrant’s principal executive offices)

Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan

Driven Brands Holdings Inc. Employee Stock Purchase Plan

Driven Investor LLC Option Plan

(Full title of the plan)

Jonathan Fitzpatrick

President and Chief Executive Officer

440 S. Church Street, Suite 700

Charlotte, NC 28202

(Name and address of agent for service)

(704) 377-8855

(Telephone number, including area code, of agent for service)

COPIES TO:

John C. Kennedy, Esq.

Jeffrey D. Marell, Esq.

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

(212) 373-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.01 per share, issuable pursuant to the Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan	12,533,984 shares	$22.00(3)	$275,747,648.00(3)	$30,084.07
Common stock, par value $0.01 per share, issuable pursuant to the Driven Brands Holdings Inc. Employee Stock Purchase Plan	1,790,569 shares	$22.00(3)	$39,392,518.00(3)	$4,297.72
Common stock, par value $0.01 per share, issuable pursuant to the Driven Investor LLC Option Plan	22,805 shares	$12.08(4)	$275,484.40(4)	$30.06
Total	14,347,358 shares(2)			$34,411.85

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions.

(2)

This Registration Statement on Form S-8 registers 14,347,358 shares of Driven Brands Holdings Inc.’s common stock issuable under the Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan, the Driven Brands Holdings Inc. Employee Stock Purchase Plan and the Driven Investor LLC Option Plan.

(3)

Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act and based on $22.00, the initial public offering price of the common stock set forth on the cover page of the registrant’s prospectus dated January 15, 2021 relating to its initial public offering.

(4)	Pursuant to Rule 457(h) under the Securities Act, the proposed maximum offering price per share was determined based on the weighted-average exercise price of the awards granted.

EXPLANATORY NOTE

Driven Brands Holdings Inc. (the “Company”) has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, (the “Securities Act”), to register the issuance of (i) 12,533,984 shares of its common stock, par value $0.01 per share, which is referred to as the Common Stock, that are reserved for issuance upon exercise of options granted, or in respect of awards to be granted under the Company’s 2021 Omnibus Incentive Plan (the “2021 Incentive Plan”), (ii) 1,790,569 shares of Common Stock issuable under the Company’s Employee Stock Purchase Plan (the “ESPP”) and (iii) 22,805 shares of Common Stock issuable under the Driven Investor LLC Option Plan (the “Driven Investor Option Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2021 Incentive Plan, the ESPP and the Driven Investor Option Plan as specified by Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Company Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Driven Brands Holdings Inc., 440 S. Church Street, Suite 700, Charlotte, NC 28202, Attention: Executive Vice President, General Counsel and Secretary, Telephone: (704) 377-8855, Email: Scott.Omelia@drivenbrands.com.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.

The Company’s Registration Statement on Form S-1 (Registration No. 333-251615) as filed with the Commission on December 22, 2020, and as amended on January 7, 2021 (the “S-1 Registration Statement”); and

2.

The description of the Common Stock set forth in the Company’s Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on January 14, 2021, and any amendment or report filed for the purpose of updating any such description.

In addition, all reports and documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 4.	Description of Securities

Not Applicable.

Item 5.	Interests of Named Experts and Counsel

Not Applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending, or completed actions, suits, or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders, or disinterested directors or otherwise. The registrant’s bylaws provide for indemnification by the registrant of its directors, officers, and employees to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions, or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s amended and restated certificate of incorporation provides for such limitation of liability.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Reference is made to Item 9 for our undertakings with respect to indemnification for liabilities arising under the Securities Act.

We have entered into customary indemnification agreements with our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Under the stockholders agreement, a form of which stockholders agreement was filed as Exhibit 10.11 to the S-1 Registration Statement, we will agree to indemnify our principal stockholders (as defined therein) and their affiliates from any losses arising directly or indirectly out of our principal stockholders’ actual, alleged or deemed control or ability to influence control of us or the actual or alleged act or omission of any director nominated by our principal stockholders, including any act or omission in connection with the offering of common stock under the S-1 Registration Statement.

Item 7.	Exemption from Registration Claimed

Not Applicable.

Item 8.	Exhibits

Exhibits

4.1	Amended and Restated Certificate of Incorporation of Driven Brands Holdings Inc. (incorporated by reference from Exhibit 3.2 to Driven Brands Holdings Inc.’s Amendment No. 1 to the Registration Statement on Form S-1 filed on January 7, 2021).

4.2	Amended and Restated Bylaws of Driven Brands Holdings Inc. (incorporated by reference from Exhibit 3.4 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1 filed on December 22, 2020).

5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to legality of the Common Stock.

10.1	Driven Brands Holdings Inc. 2021 Omnibus Incentive Plan (incorporated by reference from Exhibit 10.23 to Amendment No. 1 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1 filed on January 7, 2021).

10.2	Driven Brands Holdings Inc. Employee Stock Purchase Plan (incorporated by reference from Exhibit 10.24 to Amendment No. 1 to Driven Brands Holdings Inc.’s Registration Statement on Form S-1 filed on January 7, 2021).

10.3*	Driven Investor LLC Option Plan.

23.1*	Consent of Grant Thornton LLP, independent registered public accounting firm.

23.2*	Consent of KPMG LLP, independent auditors.

23.3*	Consent of PricewaterhouseCoopers LLP, independent accountants.

23.4*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 to this Registration Statement).

24.1*	Power of Attorney (included on signature pages of this Registration Statement).

*	Filed herewith.

Item 9.	Undertakings

The Company hereby undertakes:

(a)(1)	To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by us pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, Driven Brands Holdings Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, the state of North Carolina, on January 15, 2021.

DRIVEN BRANDS HOLDINGS INC.

By:	/s/ Jonathan Fitzpatrick
Name: Jonathan Fitzpatrick
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Scott O’Melia and Robby Edmiston, acting singly, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (iii) act on and file any supplement to any prospectus included in this registration statement or any such amendment, and (iv) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact or any of their substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement and Power of Attorney have been signed on January 15, 2021, by the following persons in the capacities indicated.

Signature	Title

/s/ Jonathan Fitzpatrick Jonathan Fitzpatrick	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Tiffany Mason Tiffany Mason	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Robby Edmiston Robby Edmiston	Chief Accounting Officer (Principal Accounting Officer)

/s/ Neal Aronson Neal Aronson	Director

/s/ Michael Thompson Michael Thompson	Director

/s/ Chadwick Hume Chadwick Hume	Director

/s/ Cathy Halligan Cathy Halligan	Director

/s/ Rick Puckett Rick Puckett	Director

/s/ Karen Stroup Karen Stroup	Director

/s/ Peter Swinburn Peter Swinburn	Director